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                                                                   Exhibit 10.35

                           SECOND AMENDMENT AGREEMENT

     THIS SECOND AMENDMENT is entered into this 26th day of June, 1997 by and between Gunther International, Ltd., whose principal place of business is 5 Wisconsin Avenue, Norwich, Connecticut (the "Debtor"), and Bank of Boston Connecticut, a Connecticut savings bank having an address and place of business at 127 Church Street, New Haven, Connecticut 06510 (the "Bank").

                              W I T N E S S E T H:

     WHEREAS, Debtor and Bank entered into a Revolving Loan and Security Agreement as of the 31st day of May, 1996, which was amended by Amendment Agreement dated as of the 17th day of March, 1997 (collectively, the "Loan Agreement"); and

     WHEREAS, Debtor and Bank desire to extend the termination dates of the Revolving Loans under Facility A and Facility B referred to in the Loan Agreement from January 10, 1998 to July 31, 1998 and to amend the Loan Agreement to reflect certain amendments by Bank and the Guarantor to the Pledge Agreement referred to in the Loan Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties hereto agree as follows:

     1. LOAN AGREEMENT.

          (a) Section 1 of the Loan Agreement is amended:

        (1) By deleting the reference to "January 10, 1998" in the first sentence of subsection (h) and substituting "July 31, 1998" therefor as the termination date of the Revolving Loans under Facility A and Facility B.


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     (2) By deleting subsection (i)(i) thereof in its entirety and inserting the following in its place and stead:

     "(i) "Maximum Amount of Facility A" shall mean the lesser of the amount of
(A) One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) and (B) the Eligible Collateral Value."

     (3) By deleting subsection (i)(ii) thereof in its entirety and inserting the following in its place and stead:

     "(ii) "Eligible Collateral" shall mean the collected funds of bank account #154681816 and all municipal bonds rated BAA or higher by Standard & Poors contained in custody account #____________, specifically pledged by Harold S. Geneen to Secured Party pursuant to a Pledge Agreement dated as of May 31, 1996 as amended by Amendment to Pledge Agreement dated July 24, 1996 and as further
amended by an Amended and Restated Pledge Agreement dated June   , 1997, in
which Bank has a perfected, first-priority security interest. "Eligible Collateral Value" shall mean the aggregate of (i) 100% of the value of all Eligible Collateral constituting collected funds in bank account #154681816 and
(ii) 85% of the fair market value, as determined by Bank in its commercially reasonable judgment, of all Eligible Collateral constituting municipal bonds rated BAA or higher by Standard & Poors, in custody account #___________. The pledge of Harold S. Geneen shall be evidenced by a pledge agreement substantially in the form of Exhibit D attached hereto (the"Pledge Agreement")."

          (b) Section 4 and Section 14 of the Loan Agreement are amended by deleting the references to "Cash Collateral" therein and substituting "Eligible Collateral" therefor.

          (c) Exhibit A-1 of the Loan Agreement is amended by adding a copy of the an Allonge annexed hereto as Exhibit A, as part of the $500,000 Revolving Loan Note attached as Exhibit A-1 of the Loan Agreement.

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          (d)  Exhibit A-2 of the Loan Agreement is amended by adding a copy of the Allonge annexed hereto as Exhibit B, as part of the $1,750,000 Revolving Loan Note attached as Exhibit A-2 of the Loan Agreement.

          (e) Exhibit D of the Loan Agreement is amended by substituting a copy of the Amended and Restated Pledge Agreement annexed hereto as Exhibit C in place of the existing Pledge Agreement attached as Exhibit D of the Loan Agreement.

     2. OTHER DOCUMENTS. On the date hereof, Debtor shall, in addition to this Second Amendment deliver the following fully executed documents to Bank:

          (a) Allonge to $500,000 Revolving Loan Note in the form of Exhibit A attached hereto;

          (b) Allonge to $1,750,000 Revolving Loan Note in the form of Exhibit B attached hereto;

          (c) Fully executed Amended and Restated Pledge Agreement in the form of Exhibit C attached hereto;

          (d) Corporate resolutions of Debtor authorizing the execution and delivery of the amendment documents;

          (e) Affidavit Regarding Taxes in the form of Exhibit D attached hereto; and

          (f)  Opinion of Counsel in the form of Exhibit E attached hereto.

     3. RIGHTS, REMEDIES. Except as otherwise expressly provided for herein, nothing in this Second Amendment shall extend to or affect in any way any of the Debtor's


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Obligations or the Bank's rights and remedies arising under the Financing
Agreements, and the Bank shall not be deemed to have waived any or all of its rights or remedies with respect to any Event of Default or event or condition which, with notice or the lapse of time, or both would become an Event of Default and which upon the Debtor's execution and delivery of this Second Amendment might otherwise exist or which might hereafter occur.

     4. OBLIGATIONS. The rights, privileges, duties and obligations of the parties under the Financing Agreements shall, except as modified above, remain unchanged and in full force and effect, and nothing contained herein shall operate to release the Debtor from its liability to pay the indebtedness under the Financing Agreements and to keep and perform the other terms, conditions and obligations and agreements contained therein except as expressly modified in writing herein. Debtor agrees to pay the indebtedness evidenced and secured by the Financing Agreements with interest and all other payments required to be made, in accordance with the provisions of the respective agreements with Bank, except as herein modified. Debtor represents and warrants that no counterclaim, right of set off or defense of any kind now exists or is outstanding with respect to their respective obligations to Bank.

     5. GOVERNING LAW. This Second Amendment is intended to take effect under, and shall be construed according to and governed by, the laws of the State of Connecticut, without giving effect to its principles of conflicts of law.

     6. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     7. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Second Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.


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     8.   SUCCESSORS, ASSIGNS.  The modifications and agreements herein contained are expressly made binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment on the date first written above.

                              GUNTHER INTERNATIONAL, LTD.


                              By:  /s/ Fred Kolling
                                 ------------------------------------
                                 VP & Chief Financial Officer


                              BANK OF BOSTON CONNECTICUT


                              By:  /s/ Steven M. Moran
                                 -------------------------------------
                                 Vice President



Read and agreed to this 26th day
of June, 1997 by Harold S. Geneen
as Guarantor (as defined in the
Loan Agreement)


/s/ Harold S. Geneen
----------------------------------
Harold S. Geneen


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